SUNGLASS HUT INTERNATIONAL, INC.

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003

                              PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED OCTOBER 4, 1996)

         Unless otherwise provided, terms used in the Prospectus, dated October 4, 1996 (the "Prospectus"), of Sunglass Hut International, Inc., will have the same meaning when used in this Prospectus Supplement. The Prospectus immediately follows this Prospectus Supplement.

                  INSTRUCTIONS FOR OBTAINING UNRESTRICTED NOTES

         Purchasers who acquire Notes pursuant to the registration statement to which the Prospectus is a part and who desire to obtain Unrestricted Notes may do so by completing the steps set forth in the Prospectus under the caption "Plan of Distribution", provided, however, that THE PURCHASER'S CERTIFICATE INCLUDED AS EXHIBIT A TO THIS PROSPECTUS SUPPLEMENT MUST BE USED INSTEAD OF THE ONE INCLUDED IN THE PROSPECTUS.

                          NOTE SELLING SECURITY HOLDERS

         The following table sets forth certain information with respect to the beneficial holders of the Notes as of January 27, 1999.

                                                                                                         PRINCIPAL AMOUNT
                                                            PRINCIPAL AMOUNT       PRINCIPAL AMOUNT       OF NOTES TO BE
                                                                 OF NOTES           OF NOTES TO BE        OWNED AFTER THE
NAME OF NOTE SELLING SECURITYHOLDERS (1)                   BENEFICIALLY OWNED      OFFERED FOR SALE          OFFERING
-------------------------------------------------------    ------------------      ----------------      ----------------
ABN AMRO Incorporated                                        $  1,100,000            $  1,100,000         $        0
Bear Stearns & Co.                                                990,000                 990,000                  0
BT Alex.Brown                                                     570,000                 570,000                  0
Credit Suisse First Boston Corporation                            100,000                 100,000                  0
Fidelity Fixed-Income Trust:
         Fidelity High Income Fund                             20,520,000              20,520,000                  0
Fidelity Global Yield Trust                                     1,910,000               1,910,000                  0
Fidelity Management Trust Company                               9,820,000               9,820,000                  0
Fidelity World Global High Income Fund                            140,000                 140,000                  0
Foundation Account No.1, Oaktree Capital
         Management L.L.C.                                        480,000                 480,000                  0
Horizon Strategic Income                                           50,000                  50,000                  0
J.P. Morgan Securities, Inc.                                    1,310,000               1,310,000                  0
Lazard Freres & Co., L.L.C.                                    11,685,000              11,685,000                  0
LLC Account No.1, Oaktree Capital Management L.L.C.               220,000                 220,000                  0
Loomis, Sayles & Co., L.P. Investment Advisor                  27,295,000              27,295,000                  0
Maril & Co.                                                       750,000                 750,000                  0
Maxxum American Equity Fund                                       229,000                 229,000                  0
Merrill Lynch P.F.S.                                              200,000                 200,000                  0
Morgan Stanley & Co., Inc. (3)                                  1,350,000               1,350,000                  0
Paloma Securities, L.L.C.                                       6,425,000               6,425,000                  0
Prudential's Balanced Fund                                      7,566,000               7,566,000                  0
Prudential's Gibralter Fund                                     4,595,000               4,595,000                  0
Putnam Convertible Income - Growth Trust                        3,100,000               3,100,000                  0
Putnam High Income Convertible and Bond Fund                    1,950,000               1,950,000                  0
Qatar Insurance Company                                            50,000                  50,000                  0
Smith Barney Inc. (2)                                             975,000                 975,000                  0
Variable Insurance Products Fund:
         High Income Fund                                       1,000,000               1,000,000                  0
Winchester Convertible Plus Ltd., Oaktree Capital                                                                  0
         Management L.L.C.                                        500,000                 500,000
                                                             ------------            ------------         ----------
                                                             $104,880,000            $104,880,000         $        0
                                                             ============            ============         ==========

---------
(1) Except as stated herein, none of the Note Selling Securityholders has any material relationship with the Company.
(2) Smith Barney Inc. has from time to time provided investment banking services to the Company. Smith Barney, Inc. was an initial purchaser of the Notes.
(3) Morgan Stanley & Co., Inc. has from time to time provided investment banking services to the Company. Morgan Stanley & Co., Inc. was an initial purchaser of the Notes.

           ----------------------------------------------------------
           The date of this Prospectus Supplement is January 27, 1999
           ----------------------------------------------------------

                          Supplement Page 1 of 1 Pages

                             PURCHASER'S CERTIFICATE

                        SUNGLASS HUT INTERNATIONAL, INC.

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003

         This Purchaser's Certificate is delivered to Sunglass Hut International, Inc. (the "Company") in connection with that certain registration statement registering the resale of Sunglass Hut International, Inc.'s 5 1/4% Convertible Subordinated Notes Due 2003 (the "Notes"). In order to obtain Unrestricted Notes (as defined in the Prospectus) this certificate must be completed in full and telecopied or otherwise delivered to Miriam Wong, Sunglass Hut International, Inc., 255 Alhambra Circle, Coral Gables, Florida 33134; Telecopy (305) 461-6332; Telephone (305) 461-6100 immediately after the purchase of such Notes.

         1.  NAME OF SELLER; AND DTC PARTICIPANT NUMBER

             ___________________________________________________________________

         2.  SIGNATURE OF SELLER

         The undersigned hereby confirms that on ____________________ ____, 1999, it sold __________________ principal amount of the Notes to the person named below in paragraph three.

                              Signature:________________________________________

Date:______________,1999      Print Name:_______________________________________

                              Title:____________________________________________

         3.  NAME OF PURCHASER; AND DTC PARTICIPANT NUMBER

             ___________________________________________________________________

         4.  SIGNATURE OF PURCHASER

         THE UNDERSIGNED HEREBY CONFIRMS THAT IT RECEIVED A COPY OF THE PROSPECTUS DATED OCTOBER 4, 1996 (THE "PROSPECTUS") AND THE PROSPECTUS SUPPLEMENT DATED JANUARY 27, 1999 ATTACHED THERETO RELATING TO THE SALE OF THE NOTES BY THE SELLER IDENTIFIED HEREIN (THE "SUPPLEMENTAL PROSPECTUS") AT THE TIME OF THE SALE OF THE NOTES TO THE UNDERSIGNED. THE UNDERSIGNED HEREBY PURCHASED $__________________ PRINCIPAL AMOUNT OF THE NOTES FROM THE SELLER PURSUANT TO THE PROSPECTUS AND HEREBY REQUESTS THAT, IN RELIANCE ON THE REPRESENTATIONS MADE BY THE PARTIES HERETO, THE COMPANY DELIVER TO THE UNDERSIGNED UNRESTRICTED NOTES REPRESENTED BY CUSIP NO. 86736F AC 0 IN EXCHANGE FOR THE SAME PRINCIPAL AMOUNT OF RESTRICTED NOTES.

                              Signature:________________________________________

Date:______________,1999      Print Name:_______________________________________

                              Title:____________________________________________